UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 23, 2010

AXION INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	0-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, NJ 07974
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: 908-542-0888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.
Item 3.02.         Unregistered Sales of Equity Securities.

On February 23, 2010, we executed a purchase agreement (the “Purchase Agreement”) and a registration rights agreement with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“LPC”), pursuant to which LPC has agreed to purchase 100,000 shares of our common stock at $2.05 per share together with warrants to purchase 50,000 shares at an exercise price of $2.91 per share for total consideration of $205,000 subject to the registration requirements described below.  LPC has also agreed to purchase up to an additional 1,400,000 shares of our common stock at our option as described below.

Pursuant to the registration rights agreement, we agreed to file a registration statement related to the transaction with the Securities and Exchange Commission (the “SEC”) covering the shares that have been issued or may be issued to LPC under the Purchase Agreement.  There are no penalties or liquidated damages of any kind with respect to the registration of the shares and there are no negative covenants other than with respect to prohibiting variable priced financings.  Immediately after the SEC has declared effective the registration statement, LPC has agreed to purchase the 100,000 shares of common stock at a fixed purchase price of $2.05 per share together with the warrants to purchase up to 50,000 shares of our common stock at an exercise price of $2.91 per share (the “Warrants”).  Thereafter, over a 360 business day period (approximately 18 months), LPC has agreed to purchase shares of our common stock in increments of 20,000 shares every five business days subject to our right to suspend purchases in our sole discretion as described below.  The purchase price of the shares will be based on the market prices of our shares at the time of sale as computed under the Purchase Agreement without any fixed discount.  We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon five business days notice.

The Purchase Agreement provides that we can suspend purchases or accelerate purchases in our sole discretion at any time and that no sales of shares may occur below $1.50 per share, although we presently anticipate that no shares will be sold to LPC at a purchase price of less than $2.05 per share.  The proceeds to be received by us under the Purchase Agreement will be used for working capital and general corporate purposes.  LPC has agreed not to engage in any shorting or hedging in any manner whatsoever.  Upon entering into the Purchase Agreement, we issued to LPC 85,000 shares of our common stock as consideration for entering into the agreement.

This offering was made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the Warrants are qualified in their entirety by reference to the full text of the Purchase Agreement, the Registration Rights Agreement and the Warrants, a copy of each of which is attached hereto as Exhibit 10.1, 10.2 and 4.1, respectively, and each of which is incorporated herein in its entirety by reference.

Item 9.01.         Financial Statements and Exhibits.

(c)  Exhibits:

4.1	Form of LPC Warrant.
10.1	Purchase Agreement, dated February 23, 2010.

10.2	Registration Rights Agreement, dated February 23, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2010

AXION INTERNATIONAL
HOLDINGS, INC.

/s/ James Kerstein
James Kerstein,
Chief Executive Officer